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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


              Date of earliest event reported:  September 29, 2000
                              -------------------

                         ENVIRO-CLEAN OF AMERICA, INC.
                              -------------------
             (Exact Name of Registrant as Specified in Its Charter)

           NEVADA                      0-26433                   88-0386415
         -----------              -----------------            --------------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

                   211 Park Avenue, Hicksville, NY                 11801
        ---------------------------------------------------     -----------
             (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code             (516) 931-4455
                                 --------------


                                      N/A
                                      ---

         (Former name or former address, if changed since last report.)
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ITEM 2.  DISPOSITION OF ASSETS

Sale of the Assets of NISSCO/Sunline, Inc.
------------------------------------------

          On September 29, 2000, Enviro-Clean of America, Inc. (the "Company") completed the sale of the assets of NISSCO/Sunline, Inc. ("NISSCO"), one of the Company's wholly owned subsidiaries, to ebuyexpress.com, L.L.C. ("ebuy") for gross proceeds of $100,000. The purchase price was derived through negotiations among the parties and their principals. NISSCO, which served as a buying agent for a sanitary supplies network buying group, was acquired by the Company in January 1999. Under the terms of the Asset Purchase Agreement, which is filed as an Exhibit to this report, the Company expects to take a non-cash charge against current earnings of approximately $2,500,000. There are no material relationships between ebuy and the Company, NISSCO, or any of the affiliates, directors or officers of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired

                           None.

(b)      Unaudited Pro Forma Consolidated Financial Statements

         The Company will file an amendment to this Current Report on Form 8-K within 60 days from the date hereof which will include the required pro forma financial information required by this Item.

(c)      Exhibits

         The following is a list of exhibits filed as part of this Form 8-K.

Exhibit Number      Description of Document

2.1 Asset Purchase Agreement between ebuyxpress.com L.L.C., NISSCO/Sunline, Inc. and Enviro-Clean of America, Inc., dated September 29, 2000.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ENVIRO-CLEAN OF AMERICA, INC.


Date:  October 13, 2000                 By:  /s/ Randall Davis
                                            -------------------------------
                                        Name:  Randall K. Davis
                                        Title:  President
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                               INDEX TO EXHIBITS


Exhibit Number    Description of Document

2.1 Asset Purchase Agreement between ebuyxpress.com L.L.C., NISSCO/Sunline, Inc. and Enviro-Clean of America, Inc., dated September 29, 2000.